Exhibit 10.16

CANCELLATION AGREEMENT and ASSIGNMENT

THIS CANCELLATION AGREEMENT and ASSIGNMENT is made as of the 27th day of April 2006 between Isonics Corporation (“Isonics”), a California corporation whose principal place of business is 5906 McIntyre Street, Golden, CO 80403, IUT Detection Technologies, Inc. (“IUTDT”), a Colorado corporation whose address is identical to Isonics, and Institut für Umwelttechnologien GmbH (“IUT”), a company duly organized and existing under the laws of the Federal Republic of Germany and having its office at Volmerstrasse 9 B, D-12489 Berlin-Adlershof, Federal Republic of Germany.

RECITALS

A.             Isonics and IUT entered into an Agreement dated December 4, 2002 for research and development activities (the “2002 Agreement”), which agreement Isonics intended to and did assign to IUTDT; and

B.             IUTDT and IUT entered into a Confidential Research and Development Agreement dated June 8, 2004 (the “2004 Agreement”).

C.             The parties desire to cancel and terminate both the 2002 Agreement and the 2004 Agreement, and to replace such agreements with a new agreement being entered into simultaneously herewith between IUT and Isonics Homeland Security & Defense Corporation, a Delaware corporation (the “2005 Agreement”).

NOW THEREFORE, it is hereby agreed that, subject to IUT and Isonics Homeland Security & Defense Corporation entering into the 2005 Agreement:

1.             Isonics and IUTDT each hereby assign all of their rights, interest, assets, and other things of value owned, received or that may be received under the 2002 Agreement and the 2004 Agreement to Isonics Homeland Security & Defense Corporation; and

2.             Isonics, IUTDT, and IUT each further agree that:

(i)                                     The 2002 Agreement be and hereby is cancelled and terminated and is of no further force or effect;

(ii)                                  The 2004 Agreement be and hereby is cancelled and terminated and is of no further force or effect; and

(iii)                               Each of the undersigned releases each other from any obligations remaining due under either the 2002 Agreement or the 2004 Agreement.

(Signatures on the following page)

(Signatures to Cancellation Agreement and Assignment)

Isonics Corporation	Institut für Umwelttechnologien GmbH

Boris Rubizhevsky, Senior	Prof. Dr. Jurgen Leonhardt, Managing Director
Vice President

IUT Detection Technologies, Inc.

Boris Rubizhevsky, Vice President